EXHIBIT 14

PG&E Code of Conduct Text
February 16, 2022

(Front Cover)
[Our Purpose icon]
Living our Purpose, Virtues and Stands
PG&E Code of Conduct
February 2022
[PG&E logo]
(Inside Cover left)
The most up-to-date version of this Code of Conduct can be found online at http://www.pgecorp.com/corp/about-us/corporate-governance/corporation-policies/employee-conduct.page

For questions or guidance on the PG&E Code of Conduct, contact the Ethics & Compliance Helpline at 1-888-231-2310, www.pgecorp.ethicspoint.com or EthicsComplianceHelp@pge.com.

In the Code of Conduct, the term “PG&E” refers to PG&E Corporation and its affiliates and subsidiaries, including Pacific Gas and Electric Company. The term “coworkers” refers to PG&E employees and the term “suppliers” refers to an individual or organization that does or is actively seeking to do business with PG&E.

The conduct, conflict of interest and compliance standards in this Code apply to all coworkers and officers of PG&E. PG&E board members should reference the Director Code of Conduct. Suppliers, including contractors, should reference the PG&E Supplier Code of Conduct.

(Inside Cover right)
Welcome to the PG&E Code of Conduct

(Table of Contents)
TABLE OF CONTENTS
01 Foreword
02 PG&E Code of Conduct: Your guide to ethics and compliance
03 Our Ethical Commitments
04 Speak Up, Listen Up, Follow Up
05 Building Trust with Each Other
06 Building Trust with Our Business Contacts
07 Building Trust with Our Communities and Customers
08 Building Trust with Governments

(Section 01)
Our Purpose, Virtues and Stands form the foundation for our standards of ethics and compliance. The PG&E Code of Conduct outlines the expectations for how we work.
Section 01
Foreword
A MESSAGE FROM PATTI POPPE
PG&E Team,

Our Purpose at PG&E is delivering for our hometowns, serving our planet and leading with love. That’s our responsibility, both as a team and as individuals.

Fulfilling our Purpose requires a personal commitment to living our Virtues every day. We will show our Virtue of being trustworthy by doing our work the right way and with integrity every time.

Our PG&E Code of Conduct outlines the expectations for how we work. I ask that you take time to read it and understand it. More than that, let’s practice it every day by following both the letter and spirit of our Code of Conduct and all compliance requirements. Together, we can make it enjoyable to work with and for PG&E.

As part of our Virtue of being curious, we ask questions and notice when something doesn’t seem right. If you ever have concerns about safety or possible misconduct, talk to your leader immediately or contact any of the resources listed on the Code of Conduct mobile app or intranet page.

I want each of you to feel safe and supported, especially when speaking up about your ideas and concerns. PG&E’s leadership team will listen up and follow up by taking action on what you share. It’s also important for you to know that PG&E does not tolerate retaliation for speaking up or participating in an investigation.

Join me in taking personal ownership of our PG&E Code of Conduct and showing our coworkers, customers and communities that we are worthy of their trust.

Leading with Love,

Patti Poppe
Chief Executive Officer
PG&E Corporation

See Patti’s video
Join me in taking personal ownership of our PG&E Code of Conduct and showing our coworkers, customers and communities that we are worthy of their trust.

(Section 02)
Adhering to our Code of Conduct is critical to carrying out our Purpose, being true to our Virtues, and accomplishing our Stands.

Section 02
PG&E Code of Conduct
Your guide to ethics and compliance

Our Code of Conduct illustrates how we live our Purpose, Virtues and Stands. It reflects who we are. Adhering to our Code of Conduct is critical to carrying out our Purpose, being true to our Virtues and accomplishing our Stands. This document guides our overarching commitment to our ethical culture and compliance.

OUR PURPOSE:
WHY we exist

Delivering for our hometowns

Serving our planet

Leading with love

OUR VIRTUES:
WHO we need to be

Trustworthy

Empathetic

Curious

Tenacious

Nimble

Owners

OUR STANDS:
WHAT we will deliver

PEOPLE

Everyone and everything is always safe. Catastrophic wildfires shall stop. It is enjoyable to work with and for PG&E.

PLANET

PROSPERITY

Our work shall create prosperity for all customers and investors.

Every PG&E coworker is responsible for complying with the Code, laws and regulations, in all actions. The Code of Conduct is divided into sections that address:

    Our ethical commitments
    Speak up, listen up, follow up
    Building trust with various stakeholders: with each other, with our business contacts, with our customers and communities, and with government entities

PG&E does not grant waivers to the Code of Conduct. This Code of Conduct is an addition to, and not a replacement of, regulatory and legal policies. In a dynamic and fluid business climate, it’s not possible to predict every conceivable situation; so whenever possible, check the online version of the Code of Conduct for the most current information.

(Section 03)
We take personal responsibility for speaking up, listening up and following up.
Section 03
Our Ethical Commitments
How we do our work matters. We live our Virtues and conduct ourselves in an honest and ethical manner.
ADHERING TO THE CODE OF CONDUCT
How we do our work matters. We live our Virtues and conduct ourselves in an honest and ethical manner. By adhering to the Code of Conduct, complying with all laws, rules and regulations, and PG&E’s policies, standards and procedures, we build trust with our customers, stakeholders and each other. We demonstrate ownership by:
    Speaking up, listening up and following up
    Complying with applicable laws, regulations, our Code and PG&E requirements
    Raising questions and concerns if we become aware of possible violations of laws, regulations, our Code or PG&E requirements
    Cooperating fully when responding to an investigation or audit
    Working and communicating respectfully with everyone

Responsibilities of PG&E Leaders
When in a leadership position, we own additional responsibilities for ethics and compliance, including:
    Building trust and creating an environment that makes it safe for coworkers to speak up to share ideas and concerns
    Recognizing and meeting our commitments with the appropriate degree of urgency
    Encouraging coworkers to raise issues
    Not engaging in retaliation against those who raise issues about safety, violations of laws or regulations, or this Code of Conduct
    Listening up and following up with coworkers who speak up
    Openly acknowledging when we are wrong or don’t know the answer, and seeking guidance if unsure of the appropriate course of action
    Escalating and reporting suspected violations of this Code, whether by coworkers or PG&E’s suppliers or business partners, to the Ethics & Compliance Helpline
    Being an ethical role model—making ethics and compliance a cornerstone of our work
    Making personnel decisions based on merit and performance

AS A PG&E LEADER—
    I will comply with this Code of Conduct and other relevant PG&E policies and standards.
    I won’t direct my coworkers to violate this Code, a law, a regulation or a PG&E policy or procedure.
    I will listen to and follow up with coworkers who raise concerns and escalate appropriately.
    I will promptly report suspected violations of this Code to the Ethics & Compliance Helpline when brought to my attention.

    I won’t retaliate.
    I won’t threaten retaliation.
    I won’t tolerate retaliation if I observe it against another coworker.

AS A PG&E COWORKER—
    I will comply with the laws, regulations and PG&E requirements that apply to my job.
    I will act with integrity at all times.
    I will speak up promptly about possible misconduct, safety issues or new ideas.
    I won’t retaliate.
    I won’t threaten retaliation.

AS A PG&E LEADER—I won’t direct my coworkers to violate this Code, a law, a regulation or a PG&E policy or procedure.
AS A PG&E COWORKER—I will comply with the laws, regulations and PG&E requirements that apply to my job.

MAKING ETHICAL DECISIONS
When faced with an ethical dilemma, ask yourself:
    Have I made sure that my actions will not impact anyone’s safety?
    Is it legal?
    Does it feel right?
    Do I act respectfully and with integrity, and in such a way that if my words or actions were to be made public, I wouldn’t feel embarrassed or lose the trust of customers, stakeholders or coworkers?
    Is it consistent with our Code, our Virtues and our policies?
    Am I willing to be held accountable for my actions?
Yes
If you answered “yes” to every question, proceed.
No
If you’re not sure, or you answered “no” to any of the questions, don’t proceed.
Ask your leader or the Ethics & Compliance Helpline for guidance. For more information see the How You Can Speak Up section.

Coworkers who don’t comply with this Code or other PG&E policies, standards or procedures may face disciplinary action or termination of employment. Leaders should contact their HR representative for help determining the appropriate course of action if a coworker violates the Code of Conduct.
If a safety incident occurs, our primary objective is to learn why it happened and take the necessary steps to put controls in place to prevent recurrence. Disciplinary action will be considered only if a coworker has acted recklessly, has a pattern of carelessness or noncompliance, or intentionally violates safety rules or other PG&E policies.
PG&E does not tolerate discipline or retaliation against a coworker for speaking up and raising a safety concern. When you speak up for safety, you are doing the right thing. Speaking up helps to reduce both the frequency and severity of safety incidents.

AS A PG&E COWORKER—I won’t retaliate or threaten retaliation.

(Section 04)
PG&E is a safer, better enterprise when we speak up, listen up and follow up.
Section 04
Speak Up, Listen Up, Follow Up
When we know about a problem, we can fix it.
SPEAK UP: HOW TO DO IT AND WHY IT MATTERS
At PG&E, we’re committed to fostering a workplace where everyone feels safe to ask for guidance, share ideas or raise concerns—and one where everyone is confident that those concerns will be heard and taken seriously. When we know about a problem, we can fix it. In short, PG&E is a safer, better enterprise when we speak up, listen up and follow up.

If you encounter activities at work that you believe may constitute misconduct, including unethical behavior, or a violation of applicable laws or regulations, speak up immediately to your leader, Human Resources or the Ethics & Compliance (E&C) Helpline. Leaders have a duty to act when coworkers raise issues about safety or misconduct. Leaders also have a responsibility to listen, take action and follow up on issues raised by coworkers.
PG&E takes fraud, bribery, corruption and other misconduct seriously. Coworkers who violate this Code of Conduct and suppliers who violate the Supplier Code of Conduct will be held accountable for their actions. Coworkers who engage in this type of misconduct are subject to discipline or termination of employment, and may also face criminal prosecution.

You can feel comfortable raising a concern, sharing ideas or requesting guidance without fear of retaliation; however, sometimes speaking up is easier said than done. Please consider the consequences if you stay silent—to yourself, your coworkers and to PG&E. The goal of a speak-up culture is to have an environment where we all feel welcome to express concerns, share new ideas or request guidance.

What is misconduct?
Misconduct is behavior that violates this Code of Conduct, PG&E policies, standards or procedures, or laws or regulations. Misconduct may be a willful or intentional act, an unintentional act, or a failure to act. Misconduct is serious and may result in discipline or termination of employment.
Examples of misconduct include but are not limited to:
    Retaliation
    Improper use of drugs or alcohol
    Acts or threats of violence
    Fraud, bribery or corruption
    Unethical conduct
    Falsification of company records, including inspection forms, time sheets and expense reports

    Conflicts of interest
    Theft and inappropriate sharing of company data
    Harassment and discrimination
    Failure to comply with accounting procedures or practices, such as submitting or approving false or misleading information
    Violations of the law
    Any conduct inconsistent with our Virtues

Read our Employee Conduct Standard. (CDT-1004S)

REQUESTING GUIDANCE AND REPORTING CONCERNS

It’s your responsibility to raise concerns about safety or misconduct, including violations of laws, regulations or internal requirements. If you are uncertain about a situation, you have a duty to seek clarification and guidance on interpretations of the Code, safety issues, ethics, compliance and legal issues. We all have a responsibility to identify and internally report potential safety and operational issues (you can read about this in more detail in the Building Trust with Governments section of this Code in Section 08).

HOW YOU CAN SPEAK UP

You have many ways to speak up to voice a concern. You can contact your immediate leader. If the issue involves your leader or you are uncomfortable with that approach, consider elevating your concern to the next level of management. Know that you are not required to go to a leader. Here are some additional options.

Emergency concerns

If there is a life-threatening or emergency situation, contact 911 and seek emergency care immediately.
If there is workplace violence concern, contact Corporate Security at 1-800-691-0410. If the concern is urgent, contact 911.
Coworker conduct and guidance
Contact the E&C Helpline 24/7 at 1-888-231-2310 or www.pgecorp.ethicspoint.com to report violations of our Code of Conduct, accounting issues or illegal activity. You may remain anonymous if you wish. To request guidance or ask questions about the Code of Conduct, policies, standards or procedures, contact the Ethics & Compliance Department at EthicsComplianceHelp@pge.com. If you are not sure where to turn, the E&C Helpline will determine where to take the issue and provide you with guidance on next steps.

Unsafe work practices and process concerns

Contact the Corrective Action Program (CAP) at 1-855-85-GO-CAP to report safety and equipment issues, non-compliance, ineffective or inefficient work processes and procedures, and process improvement ideas. You may remain anonymous if you wish.

Safety incidents and injuries
If you experience a work-related illness or injury, including any injury that affects your ability to work pain-free, you should call the 24/7 Nurse Care Line at 1-888-449-7787 right away and notify your supervisor.
In life-threatening or emergency situations, call 911 and seek emergency care immediately.
In addition, Diablo Canyon Power Plant and Humboldt Bay Power Plant coworkers and contractors may contact the Employee Concerns Program (ECP) Hotline at 805-545-4994
or ECPHotline@pge.com to request guidance or report nuclear safety and nuclear quality concerns.

GOOD FAITH REPORTING AND OUR POLICY AGAINST RETALIATION

At PG&E, we don’t tolerate retaliation against anyone who raises good faith concerns or has cooperated in an investigation. Coworkers may not retaliate or threaten retaliation. Leaders may not tolerate retaliation that they observe against another coworker, and have a duty to act to prevent and report retaliatory actions that come to their attention. Retaliation is harmful and can have a chilling effect on other coworkers in raising concerns.

What is retaliation?

Retaliation is adversely changing a coworker’s condition of employment for a non-business reason. It occurs when a coworker or leader takes or threatens to take an adverse, non-business-related action against a coworker who has raised a concern or cooperated in an investigation. Examples include threatening a coworker for raising a concern or moving their physical location without a legitimate business reason. A coworker who speaks up in good faith will not be put at any disadvantage by PG&E as a result of their report.

INVESTIGATING REPORTS OF MISCONDUCT AND UNSAFE WORK PRACTICES

PG&E takes reports of misconduct and unsafe work practices seriously. Your role is to bring forward allegations and unsafe work practices to leaders. You must cooperate with investigations by promptly responding to information requests. Be sure to provide complete, truthful and accurate information. Leaders must take action on issues brought to their attention, including reaching out to other resources such as:
    E&C Helpline for misconduct issues and guidance on policies
    CAP for unsafe work practices, non-compliance and process improvements

OUR MISCONDUCT INVESTIGATIONS PROCESS:

1.    Report: A coworker, supplier or customer raises a potential misconduct allegation to their leader, Human Resources or the E&C Helpline.

2.    Assign: Ethics & Compliance reviews the report and determines the appropriate next step, which in many cases will include an investigation. The investigation may be conducted by PG&E resources, including Human Resources or Corporate Security, or by outside investigators. If no investigation is needed, move to step 5.

3.    Investigate: The internal or external investigator begins an investigation, if warranted. This may include interviews and/or a review of relevant documents, data or materials.

4.    Record: The investigator documents the case findings. When the investigation is complete, the appropriate PG&E leaders are notified and the outcome is recorded in PG&E’s case management system.

5.    Resolve: Based on the findings, Human Resources and the business group work together to determine the appropriate next steps, which may include training, policy modification, disciplinary action or termination of employment. Regardless of the outcome of the investigation, the coworker, supplier or customer who raised the concern will be notified that the investigation has been concluded.

6.    Track and analyze: Ethics & Compliance tracks, analyzes and provides guidance to lines of business and PG&E leadership on trends and issues.

For more information, read our Employee Conduct Standard. (CDT-1004S)

OUR UNSAFE WORK PRACTICE INVESTIGATIONS PROCESS:
To learn more about the CAP process, read these standards:
    Safety Incident Notification and Response Management Standard (SAFE-1004S)
    Enterprise Cause Evaluation Standard (GOV-6102S)

(Section 05)

PG&E maintains a safe and secure working environment. We do not tolerate behavior that is offensive or hostile.

Section 05
Building Trust with Each Other

Diversity, Equity and Inclusion are key to PG&E’s Purpose, Virtues and Stands.

Equal Employment Opportunity

Diversity, Equity and Inclusion are key to PG&E’s Purpose, Virtues and Stands, and we strive for a workplace that respects individual differences, perspectives and talents. We prohibit discrimination, harassment, abusive conduct, bullying and retaliation, and we work to ensure our policies, standards and procedures reinforce this. It is Who We Are.

    Fair wages—We are committed to paying fair wages, salaries and benefits.

•    Freely-chosen employment—We do not participate in the exploitation of workers or use forced or involuntary labor, including human trafficking.

•    Child labor—We do not employ any person under the minimum legal age for employment as prescribed by the relevant local authority, or under the age for completing compulsory education, whichever is greater.

•    Anti-discrimination—We give all coworkers equal opportunities for jobs, skills training and promotions.

•    Human rights—We conduct our business in a manner that respects the human rights of all. We treat our coworkers with dignity and provide them with safe and humane working conditions.

Read the PG&E Human Rights Policy. (GOV-12)

AS A PG&E COWORKER—
•    I will create a work environment that embraces Diversity, Equity and Inclusion.
•    I won’t discriminate, harass or retaliate against any applicant, coworker, customer or supplier.

What are examples of individual characteristics or actions protected from discrimination and harassment?
    Race, color
    Ancestry, national origin
    Sex (including pregnancy, childbirth, breastfeeding, or related medical conditions)
    Sexual orientation

    Gender, gender identity, gender expression, sex stereotyping
    Transgender status
    Age
    Religion, religious creed
    Physical or mental disability
    Medical condition
    Marital status
    Genetic information
    Military and veteran status
    Citizenship
    Protected medical leaves
    Domestic violence victim status
    Political affiliation
    Any other status protected by federal, state or local laws or any other non-job-related factor

See our Equal Employment Opportunity and Affirmative Action Policy.
Read our Mothers’ Room Standard. (SAFE-2105S)

HARASSMENT-FREE WORKPLACE
PG&E does not tolerate harassment of any kind, including sexual harassment. This policy includes any conduct, communication, text message, image, data, sound, social media post or other information that is inappropriate, offensive or contains material of a sex-based nature. Coworkers who witness or experience harassing behavior have a duty to speak up and report it. Coworkers who engage in harassment will face disciplinary action, including potential termination of employment.
Read our Policy for a Harassment, Discrimination and Retaliation-Free Workplace.
What is harassment?
Some examples include:
    Bullying
    Hazing
    Offensive or hostile behavior or other verbal, written or electronic communication that singles out a coworker on the basis of a protected characteristic
    Behavior that unreasonably targets another coworker
    Conduct that creates an intimidating work environment
    Conduct that interferes with a coworker’s ability to do the job
    Sexual harassment (unwelcome sexual advances, requests for sexual favors, or other verbal, written or electronic overtures or physical contact of a sexual nature)

PG&E does not tolerate harassment of any kind. If you see something, speak up.

CONDUCT OUTSIDE OF WORK

Your conduct away from company property and outside of business hours could have a negative effect on your coworkers, the public, workplace safety, on PG&E’s reputation and on our ability to serve customers. Conduct outside of work includes social media posts brought to PG&E’s attention that violate our Code of Conduct.

PG&E will assess off-duty conduct that is potentially harmful to PG&E, our coworkers, or customers on a case-by-case basis and determine appropriate action(s).

HEALTH AND SAFETY

VIOLENCE-FREE WORKPLACE

PG&E maintains a safe and secure workplace and working environment. Coworkers who engage in acts or threats of physical violence, intimidation, harassment, stalking, sabotage or vandalism may be disciplined or terminated from employment.

Weapons

We do not permit weapons in our workplace or on our job sites. Weapons may not be brought, carried, stored or used on property or in vehicles that are PG&E-owned, leased or rented, or in a personal vehicle while being used for PG&E business, unless there is an authorized and legitimate business reason to do so.

What is permitted on PG&E property or job sites?
    Tools used for legitimate PG&E business purposes
    A personal defense product (including pepper spray or electric shock products that do not fire a projectile; firearms are NOT permitted)
    Small pocketknives with a blade length of three inches or less

AS A PG&E COWORKER—
    I won’t bring a weapon onto company property or a job site, a company vehicle or a personal vehicle used for company business unless authorized by Corporate Security.

SECURING OUR PEOPLE, PROPERTY AND ASSETS

PG&E is committed to creating a safe environment and taking care of our assets. All coworkers must perform their work in a manner that safeguards the public, our customers, coworkers and PG&E. Doing so is critical for providing safe, reliable, affordable and clean energy.

Securing our people

As a member of PG&E’s workforce, you are crucial in the fight against acts of sabotage, crime and terrorism. Your daily duties place you in a position to observe and report such instances as unknown people or packages and open doors or gates on our premises. If you see something, speak up. This is how we improve our safety.

Protecting our technology

As an energy provider, we share the responsibility for keeping California’s energy networks running. Securing our technology is integral to carrying out this responsibility. Helping to secure that technology is the personal responsibility of every PG&E coworker.

Coworkers must follow these technology practices:
    Only authorized computers and equipment may be connected to PG&E networks
    Only approved, authorized and properly licensed software and applications may be used on PG&E IT assets, including computers, tablets and smartphones
    Never click on links or open email attachments unless the email is expected and you know and trust the sender
    Only use technology assets outside the U.S. if you’ve received pre-approval and follow security guidelines for international travel
    Never transfer company data or personal information outside PG&E without following company guidelines. This includes:
o    Transferring PG&E information to a personal computer, phone, cloud storage, external hard drive or any other device or location
o    Emailing PG&E information to a personal email account
o    Exception: Your personnel information, such as W2s, pay stubs and benefits, may be sent to your personal email account

Limited personal use of certain PG&E assets is permitted if the use is minor and incidental to business. This includes personal computers, phones, scanners, copy machines and conference rooms. For example, you can occasionally make a personal phone call using your PG&E-owned device. However, personal use of company vehicles is not permitted. PG&E assets are monitored, and coworkers should have no expectation of privacy when using them.

Coworkers who are issued PG&E-owned devices, such as smartphones, should conduct company business on their PG&E-owned devices—not on their personal devices.

Communications, including emails and text messages, should always be respectful of our coworkers, customers, and other stakeholders. PG&E will take action in response to communications that are in conflict with our Virtues.

Read our Software Management Standard (IT-1001S) and User Responsibilities Standard. (SEC-1001S)

Property and other PG&E assets

Proper treatment of PG&E assets, including digital assets, protects PG&E’s critical infrastructure, the safety of the electric grid, generation assets and gas pipeline system, and our customers’ and coworkers’ data. Coworkers are responsible for the proper acquisition, use, maintenance, protection and disposal of PG&E assets. Misuse or theft of PG&E assets, including taking or using company materials for personal use, will result in disciplinary action or termination of employment.

Misuse or theft of PG&E assets, including taking or using company materials for personal use, will result in disciplinary action or termination of employment.

What are PG&E assets?

Does PG&E own it, rent it, or lease it? If the answer is yes, it’s a PG&E asset.

Tangible assets include materials, computers, phones, tablets, tools, real property, vehicles, physical structures, meters and equipment.

Intangible assets include data, information and records concerning PG&E coworkers, suppliers or customers, and intellectual property and non-public information about PG&E.

AS A PG&E COWORKER—
•    I will be diligent in protecting PG&E’s technology system.
•    I will physically secure mobile devices.
•    I will observe all information security controls and never try to circumvent them.
•    I will immediately report any suspected or actual breach of PG&E’s computer
•    systems and networks to the Technology Solution Center (TSC) at 415-973-9000.
•    I will speak up about security concerns, including unknown people or packages and open doors or gates.
•    I won’t let others tailgate into PG&E facilities and will follow proper badge protocol.
•    I won’t take, misuse or divert any PG&E assets for any reason.
•    I will respect limits on personal use of PG&E assets.

AS A PG&E COWORKER—
I will be diligent in protecting PG&E’s technology system.

FITNESS FOR DUTY

Coworkers are expected to be mentally and physically fit for duty, and to remain fit while on duty. If your fitness for duty is called into question, you may be subject to a mandatory fitness for duty assessment and/or U.S. Department of Transportation (DOT) or non-DOT Reasonable Suspicion testing.

Violation of fitness for duty policies or alcohol-free and drug-free workplace standards will result in disciplinary action or termination of employment.

Alcohol-free and drug-free workplace

Working under the influence of alcohol or drugs, including recreational and medical marijuana, is prohibited. This includes working remotely, on company property or at a jobsite. Coworkers may not transport alcohol or drugs in a company-owned, rented or leased vehicle, or a personal vehicle while on company business.

Authorized use of alcohol

In rare circumstances, coworkers may seek and obtain prior consent from a director or officer to transport alcohol in a company-owned, rented or leased vehicle. Alcohol is not permitted at company events unless an officer provides prior written approval for consuming alcohol for special occasions or certain business meetings. This must be limited and must not violate regulations. Do not operate a company vehicle after consuming alcohol.

If you attend a conference on behalf of PG&E and alcohol is served in the evening at a reception or meal, you may consume alcohol in moderation. However, be mindful that your actions impact PG&E’s reputation, and you may not conduct official business while under the influence of alcohol. Also, you may not drive a company-owned, rented or leased vehicle or a rental vehicle after consuming alcohol at an event.

Read PG&E’s Employee Business Expenses and Travel Standard. (FIN-2210S)

AS A PG&E COWORKER—
•    I won’t report to work under the influence of alcohol, illegal drugs or marijuana.
•    I won’t consume, possess, display, transport or sell alcohol, recreational or medical marijuana or illegal drugs while on duty, on PG&E property or a jobsite, in a PG&E vehicle, or in a personal vehicle while on company business.
•    I will tell my leader if I am taking any medication that could affect my ability to work safely and efficiently.
•    I won’t report to work under the influence of prescription or over-the-counter medications that could impair my ability to work safely and efficiently.
•    I will comply with PG&E’s alcohol and drug standards and all fitness-for-duty policies and regulations.

ACCURATE DATA, RECORDS AND REPORTING

Accurate data

Capturing and managing data effectively is critical for PG&E’s operations.

Data management is a business-driven, enterprise-wide, shared responsibility that covers the full lifecycle of data. It includes the creation, storage, access, controls, governance, quality, meta-data, usage, analysis, security, retention and disposal of data.

Read the Enterprise Data Management Policy. (GOV-09)

What is data?

Data refers to the raw facts or figures that form the building blocks of information.

How is data different than information or a record?

Data are raw, unorganized facts that need to be processed. Information is a collection of data that has been given value through analysis, interpretations or compilations in a meaningful form.

Information may be deemed a record or a non-record. Information, regardless of format, that documents business actions, transactions, decisions, and/or contractual, legal or regulatory obligations are defined as records.

ACCURATE RECORDS

Accurate records are an essential part of PG&E’s operations. To keep our system safe and reliable, we must always complete and document our work.

Each coworker creates records and information. We are all responsible for managing PG&E records and information to verify they are complete, accurate, reliable, secure and available throughout their lifecycle.

Records must be managed and stored in accordance with specific PG&E policies, standards and procedures, including the Enterprise Records Retention Schedule. The schedule lets coworkers know how long records need to be retained.

Some company records may contain personal information or personal health information. See the Personal Information section for more details. These should only be accessed by coworkers with a business need to know and should be stored according to PG&E requirements for storage of confidential or restricted information.

Read the Enterprise Records and Information Management Standard. (GOV-7101S)

For guidance on recording meetings, read the PG&E Recording of Meetings Standard. (GOV-7116S)

What is a record?

Any information, regardless of format, that is created, received and/or maintained that documents business actions, transactions or decisions, including supporting documents. Records also include contractual, legal or regulatory requirements or obligations, and PG&E policies, standards and procedures.

Examples of company records
    Maintenance records and inspection documents
    As-built drawings
    Personnel documents
    Reports to government agencies or other public communications
    Workers’ compensation or other benefit-related information, such as dependent eligibility
    Financial reports
    Payroll records, including timecards

AS A PG&E COWORKER—
I will follow proper record management practices.

What is fraud?
Fraud is an intentional, deceitful act, committed to obtain some illegal or unfair gain or advantage. There are numerous types of fraud. For example, fraud can occur when a person misrepresents or conceals facts, or makes intentionally misleading allegations. Some additional examples of fraud may include falsifying documents, misusing company credit cards, splitting invoices or expense reports to avoid approval thresholds, intentionally overcharging customers or changing a family member’s account in our billing system.

Coworkers who engage in this type of misconduct—or who assist suppliers in this type of misconduct—are subject to discipline or termination of employment, and may also face criminal prosecution.

Fraud also includes falsifying time reporting for purposes of a personal advantage. Coworkers are responsible for the accuracy of their own work-time submissions, even if timecards are completed by others. Review your claimed work times to confirm accuracy before you submit them into the timekeeping system.

For guidance on timecards, read our Time Reporting Standard. (HR-1250S)

Fraud prevention and internal accounting controls

PG&E is committed to maintaining accurate books, records and accurate financial and non-financial reporting. PG&E actively monitors for many types of fraud and continues to put controls in place to detect fraudulent activity. Fraud will not be tolerated and leaders may not direct their coworkers to commit fraud on their behalf.

Business expenses

Misrepresentation of business expenses is also fraud. Use PG&E funds for PG&E business expenses only, whether paying by credit card, cash or another method. No personal use is allowed on PG&E credit cards.

Business expenses must be:
    Reasonable
    Prudent
    Actual
    Necessary
    Incurred while on PG&E business

AS A PG&E COWORKER—
    I will follow proper record management practices.
    I won’t use company funds to make unauthorized or personal purchases.
    I won’t incur unreasonable expenses on behalf of PG&E.

Read our Employee Business Expenses and Travel Standard. (FIN-2210S)

CONFLICTS OF INTEREST

You must not use PG&E property, corporate assets, corporate opportunities, company information or the influence of your position in a manner that places your personal interests and/or the interests of a competitor before the interests of PG&E.

AS A PG&E COWORKER—
    I will disclose any potential conflict of interest to my leader.
    If I find myself facing a situation that might be perceived as a conflict of interest, I won’t proceed without a written agreement from my leader or appropriate decision maker.

What is a conflict of interest?
A conflict of interest occurs when a coworker’s private interests interfere, or even appear to interfere, with the interests of PG&E.

Influencing business decisions for personal gain

A potential or actual conflict of interest exists if you influence or try to influence a decision or transaction that could materially affect the value of a financial interest that you hold or that is held by a member of your family or another person with whom you have a close relationship.

Review our Conflicts of Interest Standard. (CDT-1005S)

Favored treatment

We don’t tolerate favored treatment, which is using your position to obtain preferential or advantageous treatment for yourself or your close personal relationships. This includes hiring or promoting coworkers, selecting contractors or suppliers, or participating in investment or other opportunities to which you’re made privy as a coworker of PG&E.

Refer to the Nepotism Policy. (HR-01)

AS A PG&E COWORKER—
    I will treat all fellow coworkers fairly.
    If I’m in a leadership position, I’ll make personnel decisions based on merit and performance.
    I will disclose close personal relationships to my leader to combat the appearance of favoritism or a conflict of interest.

As a PG&E coworker—
I will treat all fellow coworkers fairly.

Gifts

We protect our ability to make business decisions free of undue influence. If you give or receive a gift in a business setting, it can create a sense or appearance of obligation that taints neutral decision-making. That’s why PG&E has very specific standards about what you may receive from suppliers, business contacts and customers.

We may not offer or accept gifts of any value, other than items of no intrinsic value. Items of no intrinsic value include promotional items, such as a pen or baseball cap with a logo, valued at $15 or less. PG&E coworkers, immediate family members, contractors, consultants, those seeking to do business with PG&E and our suppliers, are all subject to the same rules regarding gifts.
    Check our standard. Before you accept or reject, go or don’t go – know what’s permitted in the Conflicts of Interest Standard (CDT-1005S).
    If you’re not sure, ask. If the right course of action is not clear after consulting the standard, seek guidance from your supervisor or the E&C Helpline at EthicsComplianceHelp@pge.com.

Return gifts that violate this policy to the giver with an explanation of our no-gift policy, and notify the E&C Helpline at EthicsComplianceHelp@pge.com. If you return a gift to the giver within 30 days, or reimburse the giver from personal funds, it is not considered a gift.
The rules surrounding providing items of value to federal, state and local government officers, officials and coworkers may be more restrictive than PG&E’s gift policy.

Refer to our Conflicts of Interest Standard (CDT-1005S) for more guidance.

What is a gift?
A gift can be anything of value, including:
    A ticket to a sporting event, concert, play or other entertainment event
    A round of golf
    A non-business meal
    A bottle of wine
    A free service (car detail, free parking, etc.)
    A special discount not available to all coworkers
    An all-expenses-paid trip to a conference or trade show
    A ticket to a charitable or fundraising event given to a PG&E coworker by a third-party
    Perishable food items, such as a fruit basket or box of chocolates
    Cash
    Tips or gratuities
    Gift cards

What is a supplier?
An individual or organization that does or is actively seeking to do business with PG&E.

A supplier sent me a supplier-branded baseball cap. What should I do with it?
Keep it. It is OK to accept an item of no intrinsic value, such as a promotional pen or baseball cap with a logo valued at $15 or less.
A supplier sent me a bottle of wine as a holiday gift. What should I do with it?
Return the bottle of wine to the supplier with an explanation of our no gift standard.

AS A PG&E COWORKER—
    I won’t accept or give gifts.
    I will ask my leader or Ethics & Compliance if I have questions about gifts.

    I will check with my leader if I plan to pursue outside employment opportunities.

Customary business meals and conference attendance
Customary business meals are not considered gifts. These are routine meals that are similar in cost to PG&E coworkers’ meals when they travel for business.
If a coworker is a guest speaker at a conference hosted by a supplier or other third party, the conference host may pay the coworker’s conference registration fee, in addition to customary business meals. PG&E is responsible for paying the coworker’s airfare, lodging, entertainment and other expenses associated with attending the conference.

Outside employment
You’re not permitted to engage in outside employment or activities such as joining the board of directors of companies that compete with products or services offered by PG&E. Additionally, coworkers are not permitted to take outside employment that has or could have a negative effect on their ability to do their job at PG&E, or which otherwise could create a conflict of interest. If you are, or plan to be, engaged in outside employment or activities, notify your leader and contact Ethics & Compliance for more guidance.

Loans, wage advances or guarantees of obligations
PG&E prohibits loans, wage advances or guarantees of corporate funds to its coworkers or their friends and family members.
Coworkers or members of their families must never accept a loan, guarantee, service or payment from a contractor, supplier, consultant or others doing business with PG&E under terms that are not available to the public.

Insider trading
Insider trading is illegal. Never disclose or “tip” inside information to others, or buy and sell securities based on material information you receive as a coworker of PG&E.
Refer to PG&E’s Insider Trading Policy for more information. (CDT-1002S)

What is material information?
Information is “material” if a reasonable investor would consider it important in making an investment decision. Examples include financial results, earnings projections, significant developments in major rate cases or other proceedings, matters before the California Public Utilities Commission, significant cybersecurity issues, major litigation, changes in dividend policy or senior management, major events regarding PG&E’s securities, mergers and acquisitions, or disposition of significant assets.

What is insider trading?
Insider trading is buying and/or selling stock or other securities—including PG&E Corporation Retirement Savings Plan (the 401(k) plan) transactions—while in possession of material non-public information.

(Section 06)

As our suppliers are an extension of PG&E, we expect them to deliver on our safety stand that everyone and everything is always safe.

Section 06
Building Trust with Our Business Contacts

We do business honestly, fairly and lawfully.

DOING BUSINESS FAIRLY
We do business honestly, fairly and lawfully. We respect our competitors and do not make inaccurate or derogatory statements about their products or services.

INTELLECTUAL PROPERTY AND CONFIDENTIAL INFORMATION

Intellectual property and other confidential information should remain within PG&E and not be shared with outsiders. Examples of protected information are competitive strategy, costs and financing methods, trade secrets, pricing policy, contract terms, market surveys, and capacity plans and capabilities. If you are authorized by a director or officer to share confidential information outside PG&E, you must obtain a signed non-disclosure agreement from the third party to whom you disclose the information.

Works created by a coworker within the scope of their employment are considered the sole intellectual property of PG&E—not the property of any coworker. Tell your leader about inventions and developments that you create within the scope of your employment and with the use of PG&E resources.

AS A PG&E COWORKER—
    I won’t view confidential information for a non-business reason.
    I won’t use confidential information for personal gain.
    I won’t share confidential information without the appropriate approval.

Copyright laws make it illegal to copy or reproduce materials without permission of the owner. Examples of copyright-protected materials are books, newspapers, movies, computer software, drawings and musical recordings.
Patents are exclusive rights granted by a government to an inventor to manufacture, use or sell an invention for a certain number of years.

Trademarks are words, symbols, slogans and phrases that distinguish goods and services from others and are used to build brand identity.

Trade secrets include any information used by a business, such as formulas, devices or customer lists that have economic value but are not generally known and for which reasonable efforts have been made to preserve secrecy.

AS A PG&E COWORKER—
    I will keep PG&E’s intellectual property and trade secrets confidential and will not disclose them to any outside party without prior approval from my director or officer.
    I won’t make unauthorized copies of software licensed to or created by PG&E.
    I won’t load unlicensed software onto PG&E computer equipment or download unauthorized software from the internet.
    I will tell my leader about inventions and developments that I create within the scope of my employment and with the use of PG&E resources.

BRIBERY AND CORRUPTION

PG&E does not tolerate any form of bribery, corruption, extortion or embezzlement and we expect our suppliers, coworkers and contractors to adhere to this same standard. We neither offer nor accept bribes, kickbacks, facilitation payments or any other similar inducements.

Bribery and corruption have a negative effect on PG&E’s reputation. Coworkers who engage in this type of misconduct are subject to discipline, including termination of employment, and may also face criminal prosecution.

The Foreign Corrupt Practices Act (FCPA) prohibits giving or offering anything of value to a foreign official, inside or outside the United States, to influence or induce the recipient to misuse their official position to obtain or retain business or secure an improper advantage. When you are traveling and working with foreign officials, be careful not to violate the FCPA. Contact the E&C Helpline at EthicsComplianceHelp@pge.com with any questions, particularly concerning gifts and meals.

Read the Foreign Corrupt Practices Act Standard. (CDT-1006S)

Antitrust and other laws, sanctions and controls
PG&E complies fully with all the following:

Antitrust laws were established to promote economic competition among businesses. Activities that limit competition, restrict trade or otherwise dominate a market may violate antitrust laws. Such violations can expose PG&E and individual coworkers to criminal penalties, fines and civil lawsuits.

Anti-boycott laws make it illegal to participate in any boycott between foreign countries if not otherwise sanctioned by U.S. law.

Treasury embargo sanctions prohibit U.S. companies and their foreign subsidiaries from doing business with certain countries, agencies and individuals.

Export and import controls restrict or prohibit the export and import of sensitive goods, technology or software to certain countries or individuals.

AS A PG&E COWORKER—
    I won’t accept or make any offers from/to a supplier that could be viewed as a bribe or unethical payment in expectation of favored treatment.
    I will promptly report any such instance of attempted bribery, corruption or extortion to my leader or the E&C Helpline.

What is a kickback?
A kickback is a “thank you” for favorable treatment under a contract. Examples of kickbacks can include:
    A customer gives a coworker a gift card to expedite their service connection
    A supplier thanks a coworker for a bid selection by offering them a trip

What is a facilitation payment?
A payment made to a government official to facilitate approval of a business transaction or activity.

What is a bribe?
Money or a favor given or promised to influence the judgement or conduct of another person.

WHO WE WORK WITH AND WHY

Suppliers are vital to PG&E’s success. Because suppliers are a visible extension of PG&E in our communities, we choose them carefully based on fair and objective criteria. We expect all our contractors and suppliers to behave ethically and comply with applicable laws, regulations and policies, and our Supplier Code of Conduct.

SUPPLIER CODE OF CONDUCT
As our suppliers are an extension of PG&E, we expect them to adhere to our Purpose, Virtues and our Stands and put safety first. The PG&E Supplier Code of Conduct is the standard of conduct that all suppliers, as well as their employees, subcontractors and sub-suppliers, must follow as they provide goods and services to PG&E. Failure to comply with the expectations covered in the Supplier Code of Conduct could result in termination of an assignment and/or contract, and may also result in criminal prosecution.

If you are aware of any supplier misconduct or unsafe practices, please speak up by contacting the E&C Helpline at 1-888-231-2310.

Read our Supplier Code of Conduct.

AS A PG&E COWORKER—
    I will report suspected supplier misconduct.
    If I am in a leader or managerial role, I will ensure that any suppliers I work with understand and comply with the Supplier Code of Conduct.

What does the Supplier Code of Conduct cover?
Topics include:
    Health and safety
    Environmental leadership
    Supplier diversity
    Labor issues and human rights
    Ethical business conduct
    Conflicts of interest
    Engagement with external third parties
    General administrative topics

As a PG&E coworker—
I will report suspected supplier misconduct.

(Section 07)

PG&E serves our communities by protecting and preserving our environment, protecting sensitive information and communicating honestly and openly about our business.

Section 07
Building Trust with Our Communities and Customers

At the center of our Purpose, Virtues and Stands is our commitment to a sustainable energy future.

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PG&E’s responsibilities as an energy provider go far beyond our core mission of providing safe, reliable, affordable and clean energy to our 16 million customers. We also have a responsibility to build a better future for everyone whose lives we touch.

At the center of our Purpose, Virtues and our Stands is our commitment to a sustainable energy future. Our stand is a healthy environment and carbon-neutral energy system shall be the reality for all Californians.

Serving our planet also affirms our commitment to meeting the challenge of climate change—a key driver for California’s energy policy and a critical priority for our customers.

PG&E serves our communities by protecting and preserving our environment, protecting sensitive information and communicating honestly and openly about our business. We strive to represent ourselves consistently and with integrity. We work in partnership with our communities to improve the quality of life everywhere we serve.

As a PG&E coworker—
    I will carry out my duties in an environmentally responsible manner.

PRESERVING OUR ENVIRONMENT

PG&E is committed to environmental leadership and to conducting business in an environmentally sensitive manner. The cornerstone of our environmental policy is strict compliance with all applicable environmental laws and regulations.

We also seek opportunities to exceed current standards of environmental protection, including in the areas of pollution prevention, climate protection, and habitat and species protection. Our annual Corporate Sustainability Report is one way we measure and communicate our progress; we hold ourselves accountable and report on our performance with transparency.

Read our Environmental Policy. (ENV-01)

AS A PG&E COWORKER—
    I will understand the impact of my job on the environment.
    I will carry out my duties in an environmentally responsible manner.

PERSONAL INFORMATION

As part of your job duties, you may have access to personal information in digital, hard copy or verbal form. This includes the personal information of PG&E customers, coworkers or suppliers. You must maintain the confidentiality and privacy of this information, and you may only access or disclose it with proper authorization or when legally mandated.

What is personal information?
Personal information is any data that could potentially identify a specific individual.
What is protected health information?
Protected health information includes personal data about medical conditions, medical treatment, medical history, occupational injuries or health care coverage.
What is customer and/or coworker personal information?

Personal information is any information that, when used alone or combined with other information, can distinguish or reveal the identity of a PG&E coworker, customer, stakeholder, or any other California resident.

Examples of customer personal information include:
    Customer name
    Address
    Phone number
    Social Security number
    Customer energy-usage data
    Online username, password and IP address

In addition to the items above, examples of coworker personal information include:
    Salary and benefits information
    Health information
    Photographs
    Performance evaluations

For a more comprehensive list, review the Information Classification and Protection Standard. (IT-5302S)

What is supplier information?
Supplier information includes pricing and contract information.

AS A PG&E COWORKER—
I will respect every customer’s right to privacy and handle customer information with care and diligence.

AS A PG&E COWORKER—
If I am unsure how to collect, access or protect personal information, I will reach out to the Privacy team at pgeprivacy@pge.com.

Customer personal information

Do not disclose customer personal information to a third party without the customer’s written authorization unless you are legally required to do so, or the information must be disclosed in order for PG&E to provide services. You also must ensure appropriate contractual privacy and security protocols are in place.

Coworker personal information

Coworkers, including leaders, should not share or discuss the protected health information of others with those who do not have a business need to know. Never disclose coworker personal information or protected health information to another coworker, shareholder or a third party without appropriate approval. Forward requests for coworker personal information, protected health information and references to your Human Resources business partner.

Supplier information

Never disclose supplier personal information or other information subject to confidentiality provisions to a third party without appropriate approval and a legitimate business reason. You also must comply with any non-disclosure agreement or confidentiality provisions of a supplier agreement.

If you have access to personal information, you must follow all PG&E standards to ensure that it is appropriately protected and secured. This obligation continues even after you are no longer employed by PG&E.

If you have any questions about using, handling or disclosing personal and sensitive information, please contact pgeprivacy@pge.com.

Read our privacy policies and standards:
–    PG&E Privacy PolicyPrivacy Policy (GOV-08)
–    Privacy Policy (GOV-08)
–    Employee, Job Applicant and Contractor Privacy Notice
–    Information Classification and Protection Standard (IT-5302S)
–    Privacy Standard (GOV-8001S)

AS A PG&E COWORKER—
    I will respect every individual’s right to privacy and handle personal information with care and diligence.
    I will never view, change, update, manipulate or disseminate my own account or the account of a family member, friend or coworker from our internal system.
    I will show respect to fellow coworkers by treating their information with the same care and diligence I would expect in the handling of my own information.

    I won’t access or view personal information for a non-business reason or for personal gain.
    I won’t share personal information without appropriate approval.

AS A PG&E COWORKER—
I won’t share personal information without appropriate approval.

COMMUNICATING WITH CUSTOMERS AND THE PUBLIC
Our communication with customers and the public should be clear, accurate, open and consistent, and should always demonstrate utmost concern for the public’s benefit and safety.

How to respond to inquiries from the media, including during emergencies

If you are contacted by the news media, immediately refer the contact to PG&E Marketing and Communications at 415-973-5930. Do not attempt to improvise an answer, speculate, or downplay the seriousness of the situation. A Marketing and Communications representative is available 24 hours a day, seven days a week to respond to the news media. Marketing and Communications also handles requests for PG&E subject matter experts.

Social media

PG&E respects your right to participate in social media and understands that your time outside of work is your own. Social media used appropriately and effectively can help PG&E build and strengthen relationships with our customers, coworkers and community members.

Social media activity brought to PG&E’s attention that violates PG&E’s Code of Conduct will be reviewed for potential disciplinary action or termination of employment. PG&E will assess such social media activity on a case-by-case basis and determine appropriate action(s). The assessment will include whether the activity includes threats or allusions to violence and/or offensive content (e.g., hate speech) and whether it could reasonably lead to reluctance on the part of other coworkers or customers to work with the coworker.

PG&E applies the requirements in this Code of Conduct in a manner that does not interfere with or limit coworkers’ rights under the National Labor Relations Act. Legally protected social media discussions include discussions about wages, hours and working conditions; the right to self-organize, form, join or assist labor organizations; the right to bargain collectively through representatives of your choosing regarding your wages, hours and working conditions; the right to engage in other concerted activities about the same topics or other mutual aid or protection; or to refrain from engaging in such activities.

Read the Employee Social Media Standard. (CDT-1003S)

How does PG&E define social media?

Social media includes:
    All types of posts and other communications on the internet
    Posts on social networking sites, such as Facebook, Twitter, Instagram and LinkedIn
    Video or audio posted to media-sharing sites, such as YouTube or TikTok

AS A PG&E COWORKER—

    I will act with integrity and respect in all my communications with my coworkers, our customers and all stakeholders.
    I will use social media responsibly to balance the benefits and risks to PG&E and to me personally.
    I will use my personal email account (not my PG&E email) and my personal device(s) when setting up or participating in external social media channels.
    I will adhere to copyright and fair use laws.
    I won’t represent in any social media content that I am authorized to speak on behalf of PG&E without prior written approval from Marketing and Communications.

CORPORATE PRESENTATIONS, IDENTITY AND LOGO USE

PG&E is committed to fair and truthful advertising practices. PG&E Corporation owns the trademarks that incorporate “PG&E” and the holding company and utility corporate names. You may use the corporate names and logos, the PG&E logo and PG&E colors in presentations to public audiences in compliance with the standards issued by Marketing and Communications. When creating presentations or other materials, do not use copyright-protected images; some stock and company imagery is available for your use on the brand guidelines website.

Review our brand guidelines at www.pgebrandguidelines.com (Login: pgebrand, Password: onepge); contact brandguidelines@pge.com with questions.

Endorsements

PG&E does not endorse products or services, or the firms or individuals who supply them. Favoritism must not be implied by testimonials or endorsements. If you want to provide a personal testimonial or endorse an event, product or service, do not use your job title or affiliation. If you have questions about endorsements, please contact the E&C Helpline. Any exceptions must be approved by Marketing and Communications.

Publishing material to external sources

If you plan to publish material about your job responsibilities or work, get approval from your leader and Marketing and Communications before publication.

Donations

Community Relations must review in advance all cash and in-kind contributions made in PG&E’s name to 501(c) nonprofit organizations, public schools and governmental entities. We serve our community through coworker volunteerism and partnering locally to enrich educational opportunities, preserve our environment and support the safety and vitality of our communities.

Read the Charitable Contributions Standard. (CR-5002S)

(Section 08)

PG&E is committed to complying with all federal, state and local laws, rules and regulations.

Section 08
Building Trust with Governments

Coworkers must comply with all requirements related to government business.

PG&E is committed to complying with all federal, state and local laws, rules and regulations. We expect coworkers to meet all legal and regulatory requirements imposed by all governmental bodies that regulate our business.

We are also fully committed to abiding by all laws governing interactions between PG&E and various governmental bodies. We respond appropriately to all government inquiries and investigations.

ENHANCED OVERSIGHT AND ENFORCEMENT PROCESS

The Enhanced Oversight and Enforcement Process is a framework designed to make sure that PG&E meets our safety and operational commitments to better serve our customers and communities. Reporting systemic safety issues for gas, electric or generation to the CPUC is a key component of the process. The focus is preventive—tracking our progress and performance to identify issues early, before they become a problem, and to correct any issues promptly if they arise.

Read the Enhanced Oversight and Enforcement Process Policy (GOV-11) and the GOV-CPUC Enhanced Oversight and Enforcement Process Standard. (GOV-1041S)

What is the Enhanced Oversight and Enforcement Process?

The Enhanced Oversight and Enforcement Process was established by the CPUC and outlines a six-step process of escalating CPUC oversight and enforcement measures based on specific Triggering Events (PG&E refers to these as Compliance Events).

What is my role in the Enhanced Oversight and Enforcement Process?

It is critical that we work with integrity, meet our compliance commitments and protect public, coworker and contractor safety. That means doing your day-to-day job well and following all regulatory and internal requirements.

The Enhanced Oversight and Enforcement Process underscores our virtues of being trustworthy and owners. If you see something that doesn’t feel right, speak up. Help to identify potential safety and operational issues early so that we can address them. We need everyone’s engagement to stay safe and compliant. This will help us improve our safety and operational outcomes and enable us to better serve our customers. Report safety issues to the Corrective Action Program (CAP), any Event Owner or Business Lead, or contact enhancedoversightquestions@pge.com. Read more about reporting safety issues in the Speak Up, Listen Up, Follow Up section of this Code.

PARTICIPATING IN THE POLITICAL PROCESS

PG&E encourages coworkers to be informed voters and become involved in the political process. As a coworker you must make it clear that any contributions you make, views you may express or activities you undertake are your own and not those of PG&E. If you choose to contribute or participate, your contributions must be on a personal basis, using your own time and funds. Participation in company-approved political action committees is voluntary.

PG&E will not reimburse you for any contribution of money donated or time spent by you on that activity.

Serving in federal, state or local government

If you seek election or appointment to a public office while employed by PG&E, contact PoliticalCompliance@pge.com to seek guidance regarding potential conflicts of interest and how those issues should be addressed.

INTERACTING WITH PUBLIC OFFICIALS

The California Public Utilities Commission, Federal Energy Regulatory Commission and other state and federal agencies have rules that restrict and require disclosure of certain communications with decision makers about issues in proceedings before those agencies. All communications with regulatory personnel must also be truthful and accurate. Ex parte communications (see definition below), in particular, are strictly regulated.

When engaging in communications with regulatory agencies, PG&E coworkers and agents are expected to seek guidance from the Law Department or Regulatory Affairs and follow PG&E policies and standards.

Read our Ex Parte CPUC Communications Procedure. (CR-2001P-06)
What denotes a public official?

A public official is any government employee or representative, including elected or appointed officials in foreign, federal, state and local governments, regulatory commissions and other oversight agencies.

What is an ex parte communication?

An ex parte communication is a communication between a decision maker and an interested person concerning an issue in a formal proceeding that does not occur on the record. Ex parte communications can occur when information is not shared in a public forum or is kept out of the record of the proceeding.

DOING BUSINESS WITH THE GOVERNMENT

We are proud to provide services to the United States federal government and state and local government entities. As a federal contractor, we must comply with a number of laws, regulations and contractual requirements that are unique. Many of these requirements are different from and more restrictive than requirements in the commercial marketplace.

An example of these restrictive requirements is when certain government officials visit, we may not be able to provide them with common business courtesies, like a bottle of water or a meal.

Coworkers must comply with all requirements related to government business:
    We always act with integrity and communicate honestly.
    Fraudulent or dishonest acts in fulfilling a government contract can trigger severe penalties under the False Claims Act, including fines and jail sentences.
    This includes making false statements or representations, submitting false claims or charging for hours not worked.

As a federal contractor, Pacific Gas and Electric Company has certain obligations that we must meet. Our existing policies meet U.S. government standards, including a zero-tolerance policy on human trafficking, procuring commercial sex acts and using forced labor.

Any coworker who violates these policies may be subject to disciplinary action or termination of employment. These policies apply to consultants, contractors and subcontractors working with or for Pacific Gas and Electric Company. As these are also government policies, the government may remove us from a contract if we violate these provisions. Government contracts may also have other special provisions and reporting requirements.

Be aware of those special provisions and immediately contact the Ethics & Compliance Department if any questions arise.

For more information, refer to our Federal Contract Compliance Program Charter (GOV-1028S) and Federal Government Contracts Compliance Standard. (RISK-4201S)
Political contributions and gifting

The rules surrounding providing items of value to federal, state and local government officers, officials and employees may be more restrictive than PG&E’s gift policy. Contact the State and Regulatory Affairs Compliance, Risk and Operations team to receive advance approval for all contributions (monetary and in-kind) or gifts (including food and beverages) made to government officers, officials or employees on behalf of PG&E.

For more information, refer to our Conflicts of Interest Standard. (CDT-1001S)

Lobbying

Direct lobbying or similar political activity on behalf of PG&E may be done only by coworkers who are properly registered and who are specifically approved by State and Regulatory Affairs and/or Federal Affairs. Contact PoliticalCompliance@pge.com with any questions.

For more information, refer to our Federal, State, and Local Lobbying Standard. (CR-1003S)

Disclosures and public communications

PG&E Corporation and Pacific Gas and Electric Company must comply with federal laws and regulations that require the disclosure of certain information related to Securities and Exchange Commission (SEC) filings. If you are asked to review a draft SEC report, respond promptly to help ensure that the SEC reports, other public disclosures, and the information contained within, are full, fair, timely, accurate, understandable and complete.

AS A PG&E COWORKER—
    I will understand the laws and regulations applicable to my job, including specific rules related to government contracting or interacting with governmental bodies.

As a federal contractor, we must comply with a number of laws, regulations, and contractual requirements that are unique.

(Index)

INDEX
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(Policies and Standards)

PG&E POLICIES AND STANDARDS

See below for a list of policies and standards referenced in the PG&E Code of Conduct.

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